EXHIBIT 99-B

I, Stephen C. Patrick, Chief Financial Officer of Colgate-Palmolive Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(3)	the Annual Report on Form 10-K for the year ended December 31, 2002 (the “Periodic Report”) which this statement accompanies fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and

(4)	information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Colgate-Palmolive Company.

Dated:  March 21, 2003

/S/ STEPHEN C. PATRICK
Stephen C. Patrick Chief Financial Officer